Power of Attorney

Known all by these present, that the undersigned hereby constitutes and appoints Janet L. Tarkoff, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of JMP Group Inc.
(the Company),Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which maybe necessary or desirable to complete and execute any such Form 3, 4 or 5,including any electronic filing thereof, complete and execute any amendmentor amendments thereto, and timely file such form with the United States Securitiesand Exchange Commission and any stockexchange or similar authority
; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing what so ever requisite, necessary or proper to be done in the exercise of any of therights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present,with full power of substitution or revocation, hereby ratifying and confirmingall that such attorney-in-fact, or such attorney-in-fact's substitute orsubstitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[Remainder of Page left Intentionally Blank]


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 16, 2010.

By: /s/  Raymond Jackson
Raymond Jackson


State of California
County of San Francisco

On February 16, 2010 before me, Rebecca N. Baldwin, Notary Public, personally appeared Raymond Jackson, who proved to me on the basis of satisfactory evidence to be the person whose names are subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the persons, or the entity upon behalf of which the persons acted,executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
Signature /s/ Rebecca N. Baldwin